FORM 8-K


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549




                              CURRENT REPORT


  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                               April 28, 1994
                     (Date of earliest event reported)



                         ITT FINANCIAL CORPORATION
          (Exact name of registrant as specified in its charter)


     Delaware                      1-7437                   43-0815676
(State or other jurisdiction    (Commission               (IRS Employer
     of incorporation)            File Number)            Identification No.)



 645 Maryville Centre Drive, St. Louis, Missouri                   63141-5832
        (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code         (314) 542-3636



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Item 5.   Other Events.

The Registrant has previously reported the existence of a support agreement ("Agreement") between ITT Corporation ("ITT") and ITT Financial Corporation ("Financial") on a Current Report on From 8-K dated July 28, 1992 and the subsequent renewal of the Agreement on Current Reports on Form 8-K dated February 10, 1993 and February 12, 1993. A new Agreement was entered into as of April 28, 1994 which in essence provides for the same support by ITT as previously provided, however, it modified the termination provisions from that contained in the previous filed Agreements. The new Agreement provides that each party may still terminate the Agreement with proper notice but such termination may not be earlier than July 31, 1995 and in no event, shall the agreement be terminated if such termination would result in the downgrading of Financial's outstanding debt by any one of the agencies engaged by Financial to rate its debt.


Item 7.  Financial Statement and Exhibits.

      (c)  Exhibits.

      The following exhibit relates to the Registrant's Registration Statement No. 33-62882 on Form S-3.

      Exhibit No.                 Title

      10                          April 1994 Support Agreement





                                SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ITT FINANCIAL CORPORATION
                                        (Registrant)



Date:  May 3, 1994                By:     /s/ T. L. Payne
                                        T. L. Payne
                                        Senior Vice President and Controller














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